                                                             EXHIBIT 22(h)(8)(a)

                                    EXHIBIT C
                        GARTMORE VARIABLE INSURANCE TRUST
                Fund Administration and Transfer Agency Agreement

                                  FEE SCHEDULE
                             AMENDED APRIL 30, 2004

FEES

The Trust shall pay fees to the Administrator and Transfer Agent, as set forth in the schedule directly below, for the provision of services covered by this Agreement. Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses (including, but not limited to, the cost of the pricing services that the Administrator utilizes) reasonably incurred by the Administrator and the Transfer Agent in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Transfer Agent.

                                          Aggregate* Fee as a
    Trust Asset Level(#)               Percentage of Net Assets
---------------------------------------------------------------
Up to $1 billion                               0.13%
$1 billion up to $3 billion                    0.08%
$3 billion up to $8 billion                    0.05%
$8 billion up to $10 billion                   0.04%
$10 billion up to $12 billion                  0.02%
$12 billion or more                            0.01%

* Includes fund administration and transfer agency services.

# The assets of each of the GVIT Investor Destinations Funds (listed below) are excluded from the Trust asset level amount in order to calculate this asset based fee for the Trust. The GVIT Investor Destinations Funds do not pay any part of this fee.

FUNDS OF THE TRUST

Gartmore GVIT Nationwide Fund (formerly Gartmore GVIT Total Return Fund)

Gartmore GVIT Growth Fund (formerly Capital Appreciation Fund)

Gartmore GVIT Government Bond Fund (formerly Government Bond Fund)

Gartmore GVIT Money Market Fund (formerly Money Market Fund)

Gartmore GVIT Money Market Fund II (formerly Gartmore GVIT Money Market Fund II)

J.P. Morgan GVIT Balanced Fund (formerly Nationwide Balanced Fund and J.P.
      Morgan NSAT Balanced Fund)

Comstock GVIT Value Fund (formerly Nationwide Equity Income Fund, Federated NSAT
      Equity Income Fund and Federated GVIT Equity Income Fund)

Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and
      Nationwide Global 50 Fund)

Federated GVIT High Income Bond Fund (formerly Nationwide High Income Bond Fund and Federated NSAT High Income Bond Fund)

Van Kampen GVIT Multi Sector Bond Fund (formerly Nationwide Multi Sector Bond
      Fund, MAS NSAT Multi Sector Bond Fund and MAS GVIT Multi Sector Bond Fund)

GVIT Small Cap Value Fund (formerly Nationwide GVIT Small Cap Value Fund)

Dreyfus GVIT Mid Cap Index Fund (formerly Nationwide Mid Cap Index Fund and
      Dreyfus NSAT Mid Cap Index Fund)

GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap Growth
      Fund and Nationwide Cap Small Growth Fund)

Gartmore GVIT Mid Cap Growth Fund (formerly Nationwide Strategic Growth Fund,
      Strong NSAT Mid Cap Growth Fund and Strong GVIT Mid Cap Growth Fund)

GVIT Small Company Fund (formerly Nationwide Small Company Fund)*

Gartmore GVIT Global Technology and Communications Fund (formerly Nationwide
      Global Technology and Communications Fund II and Gartmore GVIT Global Technology and Communications Fund)

Gartmore GVIT Global Health Sciences Fund (formerly Gartmore NSAT Global Health
      Sciences Fund)

Gartmore GVIT Emerging Markets Fund (formerly Gartmore NSAT Emerging Markets
Fund)

Gartmore GVIT International Growth Fund (formerly Gartmore NSAT International
      Growth Fund)

Gartmore GVIT European Leaders Fund (formerly Gartmore NSAT European Growth
 Fund)

Gartmore GVIT Global Small Companies Fund (formerly Gartmore NSAT Global Small
      Companies Fund)

Gartmore GVIT OTC Fund (formerly Gartmore NSAT OTC Fund)

Gartmore GVIT Asia Pacific Leaders Fund

Gartmore GVIT U.S. Growth Leaders Fund (formerly Gartmore GVIT U.S. Leaders
 Fund)

Gartmore GVIT Global Financial Services Fund

Gartmore GVIT Global Utilities Fund

Gartmore GVIT Investor Destinations Aggressive Fund
      (formerly NSAT Investor Destinations Aggressive Fund)

Gartmore GVIT Investor Destinations Moderately Aggressive Fund
 (formerly NSAT Investor Destinations Moderately Aggressive Fund)

Gartmore GVIT Investor Destinations Moderate Fund
      (formerly NSAT Investor Destinations Moderate Fund)

Gartmore GVIT Investor Destinations Moderately Conservative Fund
      (formerly NSAT Investor Destinations Moderately Conservative Fund)

Gartmore GVIT Investor Destinations Conservative Fund
      (formerly NSAT Investor Destinations Conservative Fund)

Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore GVIT U.S. Leaders Fund)

Gartmore GVIT Micro Cap Equity Fund

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Dreyfus GVIT International Value Fund

GVIT Equity 500 Index Fund

Gartmore GVIT Developing Markets Fund

Gartmore GVIT Nationwide Principal Protected Fund

-----------------------

*     This Fund's maximum aggregate fee is as follows:

     Fund Asset Level           Fee as a Percentage of Net Assets
     ----------------           ---------------------------------
Up to $250 million                              0.08%
$250 million up to $1 billion                   0.06%
$1 billion or more                              0.05%

                                              GARTMORE VARIABLE INSURANCE TRUST

                                              By:_______________________________
                                              Name:
                                              Title:

                                              GARTMORE SA CAPITAL TRUST

                                              By:_______________________________
                                              Name:
                                              Title:

                                              GARTMORE INVESTORS SERVICES, INC.

                                              By:_______________________________
                                              Name:
                                              Title: